Exhibit 4.1

00000000230 | M

104590

Number

00000000

AtlanticPower Corporation

A BRITISH COLUMBIA BUSINESS CORPORATIONS ACT COMPANY

Shares

****0*********

THIS CERTIFIES THAT

SPECIMEN

CUSIP 04878Q863

ISIN CA04878Q8636

SEE REVERSE FOR CERTAIN DEFINITIONS

IS THE REGISTERED HOLDER OF

0

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

ATLANTIC POWER CORPORATION

SAMPLE

in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia.

Dated: Jan 01, 1900

President and Chief Executive Officer

Secretary and Chief Financial Officer

VOID

COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES INC.
(TORONTO)
TRANSFER AGENT AND REGISTRAR

By ______________
Authorized Officer

VOID

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Toronto, ON.

SECURITY INSTRUCTIONS ON REVERSE   VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

[ILLEGIBLE] fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series. The following abbreviations shall be construed as though the worts set forth below opposite each abbreviation were written out in full whore such abbreviation appears: TEN COM - as tenants in common TEN ENT - as tenants by the entireties JT TEN - as joint tenants with rights of survivorship and not as tenants in common (Name) CUST (Name) UNIF - (Name) as Custodian for (Name) under the GIFT MIN ACT (State) (State) Uniform Gits to Minors Act Additional abbreviations may also be used though not in the above list. For value received the undersigned hereby sells, assigns and transfers unto Insert name and address of transferee shares represented by this certificate and does hereby irrevocably constitute and appoint the attorney of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises. DATED: Signature of Shareholder Signature of Guarantor Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed” In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only. Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program. SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ THIS WATERMARKED PAPER DO NOT ACCEPT WITHOUT NOTINO WATERMARK HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÈRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.